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                                                                     EXHIBIT 1.1

                                6,500,000 SHARES


                                COREL CORPORATION

                                  COMMON SHARES





                             UNDERWRITING AGREEMENT









__________, 2006



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                                                             _____________, 2006




Morgan Stanley & Co. Incorporated
     J.P. Morgan Securities Inc.
     Deutsche Bank Securities Inc.
     Piper Jaffray & Co.
     CIBC World Markets Corp.
     Canaccord Adams Inc.

c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     Corel Corporation, a Canadian corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 6,500,000 common shares of the Company (the "FIRM SHARES"), of which 5,000,000 shares are to be issued and sold by the Company and 1,500,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

     The Company and the Selling Shareholders also propose to issue and sell to the several Underwriters not more than an additional 975,000 common shares
(the "ADDITIONAL SHARES") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (and shall, with respect to sales of Shares in Canada, also include the Canadian Supplemented Prospectus (as

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defined in Section 7(i) hereof)). If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

     For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, "TIME OF SALE PROSPECTUS" means the preliminary prospectus contained in the Registration Statement, together with the final term sheet and free writing prospectuses, if any, each identified in Schedule III hereto, and "BROADLY AVAILABLE ROAD SHOW" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge (after telephone inquiry of the Commission), threatened by the Commission.

     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading,
(ii) the Canadian Final Prospectus (as defined in Section 1(d)) when it was filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Final Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with Canadian Securities Laws and the applicable rules and regulations of the Canadian Securities Commissions thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or

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supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any supplement thereto) or the Canadian Final Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) The Company is a "foreign private issuer" within the meaning of Rule 405 under the Securities Act. The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

     (d) The Company has complied with all applicable securities laws in each of the provinces in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions ("CANADIAN SECURITIES LAWS") required to be complied with by the Company to qualify the distribution of the Shares as contemplated hereby in each of the provinces of Canada. The Company has prepared and filed a preliminary base PREP prospectus relating to the Shares in the English and French languages (the "CANADIAN PRELIMINARY PROSPECTUS") with the Ontario Securities Commission (the "OSC") and with the securities commissions or other securities regulatory authorities in each of the provinces of Canada ("CANADIAN SECURITIES COMMISSIONS") pursuant to National Policy 43-201. The Company has obtained a preliminary decision document issued by the OSC evidencing that receipts of the Canadian Securities Commissions in each of the provinces of Canada have been issued in respect of the Canadian Preliminary Prospectus. The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Shares in the English and French languages in accordance with National

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Instrument 44-103 for the pricing of securities after the receipt for a prospectus has been obtained (the "CANADIAN FINAL Prospectus"), and has obtained a final decision document issued by the OSC evidencing that final receipts of the Canadian Securities Commissions in each of the provinces of Canada have been issued in respect of the Canadian Final Prospectus.

     (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (f) Each significant subsidiary of the Company (as defined in Rule 1-02(w) of Regulation S-X, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (other than as required by law), or in the case of Winzip (defined below) will be owned directly by the Company as of the Closing Date, free and clear of all liens, encumbrances, equities or claims. All references to a "Significant Subsidiary" and "Significant Subsidiaries" of the Company throughout this Agreement, including without limitation in the representations and warranties in this Section 1, shall include Cayman Ltd. Holdco ("WINZIP").

     (g) This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus (defined in Section 7(i)) under Canadian Securities Laws in each province of Canada.

     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.


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     (i) The Common Shares (including the Shares to be sold by the Selling
Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

     (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, where such contravention of such agreement, instrument or judgment, order or decree would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including any Canadian court or Canadian federal or provincial governmental authority) is required for the performance by the Company of its obligations under this Agreement, except (i) as may be required by the securities or Blue Sky laws of the various states or the bylaws and rules and regulations of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares, and (ii) for the filing of the Canadian Supplemented Prospectus (as defined in Section 7(i)).

     (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

     (m) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. There are no legal or governmental proceedings pending nor any statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries are subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as

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required, and to the knowledge of the Company, no such legal or governmental proceedings are threatened.

     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to either Rule 424 under the Securities Act or Canadian Securities Laws, complied when so filed in all material respects with either the Securities Act and the applicable rules and regulations of the Commission thereunder, or Canadian Securities Laws and the applicable rules and regulations of Canadian Securities Commissions, as applicable.

     (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable U.S., Canadian and other foreign federal, state, provincial, territorial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (r) The Company and its subsidiaries have complied and are in compliance with all federal, state, local, provincial and foreign statutes, executive orders, proclamations, rules, regulations, orders and similar provisions having the force of law and all judicial and administrative orders and rulings, and common law concerning the importation or export of products and technology in connection with the Company's or any subsidiary's business except where the failure to be in compliance would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has made any payment, offer, gift, or authorized or otherwise participated in, assisted or facilitated any payment or gift

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related to the Company's or any subsidiary's business that is prohibited by the
United States Foreign Corrupt Practices Act or the Corruption of Foreign Public Officials Act of Canada.

     (s) Other than as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person (which term shall, throughout this agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company at any time prior to 180 days after the Closing Date (as such 180 day period may be extended as described in Section 3(c)), or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or granting such person any preemptive right, right of first offer or similar right with respect to any securities of the Company.

     (t) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction;
(ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the shares (including securities convertible or exercisable into or exchangeable for shares), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, respectively.

     (u) The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus. The Company and its subsidiaries do not own any real property.

     (v) The Company and its subsidiaries own, possess or license, or can acquire or license on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the

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Company nor any of its subsidiaries has received any notice of infringement of asserted rights of others with respect to any of the foregoing (or any written correspondence implying infringement by means of offer of a license) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (w) No material labor dispute with current and former employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

     (x) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

     (y) The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

     (z) Except as described in the Time of Sale Prospectus, the Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No deficiencies in the Company's internal control over financial reporting have been identified that could reasonably be expected to constitute a material weakness.

     (aa) PricewaterhouseCoopers LLP (Canada), which has expressed its opinion with respect to certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, is a registered public

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accounting firm as required by the Securities Act and can express opinions under
Canadian Securities Laws. PricewaterhouseCoopers LLP (US), which has expressed its opinion with respect to certain of the financial statements of Winzip filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, are independent public accountants as required by the Securities Act. Ernst & Young LLP, which has expressed its opinion with respect to certain of the financial statements of Jasc Software, Inc. ("JASC") and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, are independent public or certified public accountants as required by the Securities Act and under Canadian Securities Laws.

     (bb) The financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, including without limitation the historical financial statements of Jasc and Winzip and the combined Company-Winzip financial statements, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data," "Capitalization" and "Selected Consolidated Financial Data" present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The financial data set forth in the Prospectus under the caption "Expected Results for the Three Months Ended February 28, 2006" were derived from the accounting records of the Company and its subsidiaries and present fairly the information shown thereby as of and for the three-month period ended February 28, 2006.

     (cc) No other financial statements or schedules of the Company or any other entity are required to be included in the Registration Statement or the Prospectus pursuant to any requirement of the Securities Act or any rules and regulations thereunder, including Rules 3-05 and 11 of Regulation S-X, or the Canadian Securities Laws.

     (dd) There are no transactions or loans between the Company and any holder of 5% or more of the Common Shares, any director, any director nominee or any executive officer, or members of such individuals' immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals other than those described in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). In particular, no such person or entity (i) has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company, (ii) is directly or indirectly interested in any contract with the

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Company, except for compensation and standard benefits for services as a director, officer or employee that is disclosed in the Time of Sale Prospectus (to the extent it is required to be disclosed), (iii) has any ownership interest in any property, real or personal, tangible or intangible, used in the Company's business, except for the normal rights of a shareholder, or (iv) has, either directly or indirectly, a material interest in any person which purchases from or sells, licenses or furnishes to Company any goods, property, technology or intellectual or other property rights or services (except in the case of (i) -
(iv) above, with respect to any interest of less than 5% of the outstanding voting shares of any corporation whose stock is publicly traded).

     (ee) Except as described in the Registration Statement (exclusive of any amendments thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or under Canadian Securities Laws, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (ff) To the Company's knowledge, the information provided by and on behalf of the Company in the Company's applications for listing of the Common Shares for trading on the Nasdaq Stock Market, Inc. and the Toronto Stock Exchange was true, correct and complete in all material respects through the listing date

     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney signed by such Selling Shareholder and CIBC Mellon Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "CUSTODY AGREEMENT AND POWER OF ATTORNEY") will not contravene any provision of any law applicable to such Selling Shareholder or the Custody Agreement and Power of Attorney, or the articles of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder (other than the Pledge Agreement dated February 16, 2005 from the pledgors named therein, including one of the Selling Shareholders, to the Collateral Agent named therein (the "PLEDGE AGREEMENT") for which a waiver will be obtained prior to the Closing Date) or any judgment, order or decree applicable to such Selling Shareholder of any foreign or domestic governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including without limitation any Canadian court or Canadian federal or provincial governmental authority) is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney entered into by such Selling Shareholder, except (i) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and (ii) for the filing of the Canadian Supplemented Prospectus.

     (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (except for such restrictions, legends, proxies or other encumbrances disclosed to the Underwriters listed on the first page of this Agreement (the "REPRESENTATIVES") or referenced in clause (b) above with respect to the Pledge Agreement and which will be released or shall terminate as of the Closing Date) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

     (d) The Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, except as the enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of such Selling Shareholder thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of auditors' rights generally and by general equitable principles (whether applied in law or equity).

     (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

     (f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

     (g) All information furnished by or on behalf of such Selling Stockholder for use in the Prospectus and the Canadian Final Prospectus does not, and on the date of the Time of Sale Prospectus, the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) If such Selling Shareholder was requested to complete an "NASD Questionnaire", the written response to such document provided by such Selling Shareholder to counsel for the Underwriters is true, correct and complete.

     (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof).

     The Underwriters hereby acknowledge that Robert V. Voit, Laura Jeanne Voit and Robert V. Voit GRAT, being certain Selling Shareholders, are parties to a Minority Shareholders Agreement dated October 25, 2004 (the "MINORITY SHAREHOLDERS AGREEMENT") which will terminate pursuant to its terms immediately prior to the initial closing of the offer and sale of the Firm Shares and that all of the representations, warranties, covenants and agreements of Robert V. Voit, Laura Jeanne Voit and Robert V. Voit GRAT set forth above, insofar as they may relate to periods prior to the closing of the offering, are qualified by reference to the terms and conditions of the Minority Shareholders Agreement.

     3. Agreements to Sell and Purchase.

     (a) Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm Shares set forth on Schedule I hereto opposite the name of such Seller, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter, at a price of U.S. $____ per share (the "U.S. PURCHASE PRICE") with respect to _____ of the Firm Shares (the "US FIRM SHARES"), and at a price of Cdn $____ per share (the "CANADIAN PURCHASE PRICE") with respect to _______ of the Firm Shares (the "CANADIAN FIRM SHARES") (the U.S. Purchase
Price and Canadian Purchase Price are sometimes referred to collectively herein as the "PURCHASE PRICE").

     (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule II hereto opposite the name of such Underwriter, at the U.S. Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     (c) The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and reflected in the Time of Sale Prospectus,
(iii) the issuance of Common Shares, or options to purchase Common Shares, to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the Time of Sale Prospectus, (iv) the filing of a registration statement on Form S-8 to register the issuance of Common Shares upon exercise of equity awards granted under Corel Corporation's 2006 Equity Incentive Plan or 2003 Share Option and Phantom Unit Plan; (v) transactions effected in accordance with the WinZip acquisition described in the Time of Sale Prospectus, or (vi) offers, sales, contracts to sell, the issuance of or the registration of common shares as consideration for one or more acquisitions, provided that the aggregate fair market value of the Common Shares issued or agreed to be issued in all such acquisitions (based on the closing price on the Nasdaq National Market on the trading day immediately preceeding the date of the applicable acquisition agreement) does not exceed $75,000,000.

     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective and an MRRS receipt has been issued in respect of the Canadian Final Prospectus as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S. $___ per share (the "U.S. PUBLIC OFFERING PRICE") with respect to the US Firm Shares and any Additional Shares and, with respect to the Canadian Firm Shares, at Cdn $___ per share (the "CANADIAN PUBLIC OFFERING PRICE", and collectively with the U.S. Public Offering Price, "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $____ per share under the U.S. Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $___ per share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds, denominated in the currency in which the Public Offering Price was received, immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2006, or at such other time on the same or such other date, not later than _________, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."


     Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2006 as shall be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective and the OSC shall have issued the decision document for the Canadian Final Prospectus not later than [__________] (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

     (b) The representations and warranties of the Company, shall be true and correct as of the Closing Date, and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to this effect and to the effect set forth in Section 6(a)(i) above and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The representations and warranties of the Selling Shareholders shall be true and correct as of the Closing Date, and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact for the Selling Shareholders, to this effect.

     (d) The Underwriters shall have received on the Closing Date an opinion of Torys LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

          (i) the Company and each of its Significant Subsidiaries listed on Schedule A to such opinion (which schedule will indicate those Significant Subsidiaries organized in Delaware, or under the OBCA or CBCA) is duly incorporated and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus (and, based on certificates from public officials, such counsel confirms that the Company and each of such Significant Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation);

          (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

          (iii) the Common Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

          (iv) all of the issued shares of each Significant Subsidiary of the Company listed on Schedule A to such opinion have been duly and validly authorized and issued, are fully paid and non-assessable;

          (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights contained in the Company's articles of incorporation, bylaws, or under applicable Delaware or Canadian law;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument set forth on Schedule A to such opinion, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

          (viii) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Legal Proceedings," "Description of Capital Stock," "Certain Relationships and Related Party Transactions," and "Underwriters" insofar as they purport to summarize legal matters, documents or proceedings, accurately summarize those matters, documents or proceedings, and (B) "Shares Eligible for Future Sale," insofar as it purports to summarize Rule 144, accurately summarizes Rule 144;

          (ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus or the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (x) the Shares are qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the "TAX ACT") for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans;

          (xi) the Registration Statement, the Time of Sale Prospectus and the Prospectus (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) comply as to form in all material respects to the requirements of the

     Securities Act and the applicable rules and regulations of the Commission thereunder and of the Canadian Securities Laws; and

          (xii) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not described in such Registration Statement, Time of Sale Prospectus or Prospectus.

     (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell to the effect that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (f) The Underwriters shall have received on the Closing Date an opinion of Torys LLP, counsel for the Selling Shareholder listed on Schedule I-A hereto, dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

          (ii) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations (including the sale, transfer and delivery of the Shares) under, this Agreement and the Custody Agreement and Power of Attorney entered into by such Selling Shareholder will not contravene any provision of applicable law, or the articles of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney entered into by such Selling Shareholder, except such as may be required under U.S. state securities laws or pursuant to the rules of the NASD and except for the filing of the Canadian Supplemental Prospectus;

          (iii) such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney entered into by such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

          (iv) the Custody Agreement and Power of Attorney entered into by such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder;

          (v) upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of
     Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC,
     (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC; and

          (vi) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion shall only apply to information furnished in writing by the Selling Shareholder listed on Schedule I-A expressly for use therein.

     (g) The Underwriters shall have received on the Closing Date an opinion of Faegre & Benson LLP, counsel for the Selling Shareholders listed on Schedule I-B hereto, dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each such Selling Shareholder;

          (ii) the execution and delivery by each such Selling Shareholder of, and the performance by each such Selling Shareholder of its obligations (including the sale, transfer and delivery of the Shares) under, this Agreement and the Custody Agreement and Power of Attorney entered into by such Selling Shareholder will not contravene any provision of applicable law, or the articles of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney entered into by such Selling Shareholder, except such as may be required under U.S. state securities laws or pursuant to the rules of the NASD and except for the filing of the Canadian Supplemental Prospectus;

          (iii) each such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney entered into by such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

          (iv) the Custody Agreement and Power of Attorney entered into by each such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder;

          (v) upon payment for the Shares to be sold by each such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of
     Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC,
     (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for such Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC; and

          (vi) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and notes thereto and financial statement schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion shall only apply to information furnished by the Selling Shareholders listed on Schedule I-B in the Voit Selling Shareholder Blood Letter dated April __, 2006.

     (h) The Underwriters shall have received on the Closing Date an opinion of each of Fenwick & West LLP and Osler, Hoskin & Harcourt LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(v) (but not with respect to "preemptive or similar rights"), 6(d)(vi), 6(d)(viii) (but only as to the statements in the Prospectus under "Underwriters") and 6(d)(xi) above.

     With respect to Section 6(d)(xi) above, Torys LLP, Davis Polk & Wardwell, Fenwick & West LLP and Osler, Hoskin & Harcourt LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d)(i) above as such opinion relates to international subsidiaries, Torys LLP may rely upon an opinion or opinions of foreign counsel; provided that (A) each such counsel is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, and (C) Torys LLP shall state in its opinion that it is justified in relying on each such other opinion. With respect to Section 6(f) and 6(g) above, Torys LLP and Faegre & Benson LLP, respectively, may rely upon an opinion or opinions of counsel for any Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney entered into by such Selling Shareholder; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorneys shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Torys LLP or Faegre & Benson LLP, as applicable, shall state in their opinion that they are justified in relying on each such other opinion.

     The opinions of Torys LLP, Davis Polk & Wardwell and Faegre & Benson LLP described in Sections 6(d), 6(e), 6(f) and 6(g) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

     (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information (including without limitation adjusting entries made to certain pro forma financial presentations) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from ________________regarding compliance with the laws of Quebec relating to the use of the French language in connection with the documents (including the Prospectus and certificates representing the Shares) to be delivered to purchasers in Quebec.

     (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto between you and each shareholder, each officer and director of the Company and certain other holders of the Company's securities relating to sales and certain other dispositions of Common Shares or certain other securities, shall have been delivered to you on or before the date hereof, and shall be in full force and effect on the Closing Date.

     (l) The Underwriters shall have received opinions of Osler, Hoskin & Harcourt LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the consolidated financial statements and notes to such statements and the related auditors' report on such statements (collectively, the "FINANCIAL INFORMATION"), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof.

     (m) The Underwriters shall have received opinions of PricewaterhouseCoopers LLP dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

     (n) The Company shall have consummated its acquisition of Winzip on the terms as described in the Time of Sale Prospectus in all material respects.

     (o) The Company shall have (1) obtained a pay-off letter or paid off and satisfied all remaining obligations under (or received waivers with respect to such obligations) under the agreements listed in Schedule 6-A, and (2) entered into the agreement listed in Schedule 6-B.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you, without charge, seven (7) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City (and in Toronto and Montreal with respect to the Canadian Supplemented Prospectus in the English and French languages), without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in
Section 7(d) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission [and the Canadian Securities Commissions, as required by law] and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

     (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ________, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (i) To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented prospectus in the English and French languages that complies with National Instrument 44-103 (the "CANADIAN SUPPLEMENTED PROSPECTUS"), in a form reasonably satisfactory to the Underwriters.

     8. Covenants of the Underwriters.

     (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

     (b) The Underwriters will notify the Company and the Toronto Stock Exchange when, in the Underwriters' opinion, the Underwriters and the members of their selling group (if any) have ceased distribution of the Shares and, promptly after completion of the distribution, will provide the Company, in writing, with a breakdown of the number of Shares distributed in each of the provinces of Canada where that breakdown is required by the Canadian Securities Commission of that jurisdiction for the purpose of calculating fees payable to that Canadian Securities Commission.

     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian Supplemented Prospectus and amendments and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided, however, that on the Closing Date, the Underwriters shall reimburse to the Company the fees and expenses of Davis Polk & Wardwell incurred in connection with the satisfaction of the condition set forth in Section 6(e) hereof in an amount not to exceed $______, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (except that each Selling Shareholder agrees to pay or cause to be paid all transfer or other taxes payable with respect to the Shares sold by such Selling Shareholder), (iii) all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Sections 7(g) and 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the Nasdaq National Market and the Toronto Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided however that (a) the cost of any aircraft chartered in connection with the road show shall be borne 50% by the Company and 50% by the Underwriters and (b) the cost of any Canadian firms hired for the purposes of assisting with Canadian road shows be borne by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Selling Shareholder listed on Schedule I-

A hereto agrees to pay or cause to be paid all fees, disbursements and expenses of Torys LLP as counsel for such Selling Shareholders. The Selling Shareholders listed on Schedule I-B hereto agree to pay or cause to be paid all fees, disbursements and expenses of Faegre & Benson LLP as counsel for such Selling Shareholders. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution," and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in all cases only with reference to information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder in writing expressly for use therein. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the product of the Purchase Price per share multiplied by the number of Shares sold by such Selling Shareholder under this Agreement.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Sellers, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter in
Section 10(a) or from the Selling Shareholder to such Underwriter in Section 10(b), as the case may be, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free-writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 10(a), 10(b) or 10(c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control such Selling Shareholders within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Custody Agreement and Power of Attorney entered into by each Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate U.S. Public Offering Price of the Shares. The relative fault of the Company and/or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and not joint, and shall be limited to an amount equal to the product of the Purchase Price per share multiplied by the number of Shares sold by such Selling Shareholder under this Agreement.

     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, their general or limited partners, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Toronto Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis (including without limitation a terrorist attack or major weather calamity) that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Sellers, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

     (b) The Sellers acknowledge that in connection with the offering of the
Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares

     13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such defaulting Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     14. Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located within the City of New York in the State of New York, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 19 or as otherwise permitted under applicable law, rules and regulations, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the City of New York, New York.

     15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Seller with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Sellers agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

     16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley at 1585 Broadway, New York, New York 10036,
Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 1600 Carling Avenue, Ottawa, Ontario, Canada K1Z 8R7, Attention: Christopher DiFrancesco; if to the Selling Shareholder listed on Schedule I-A shall be delivered, mailed or sent to Vector Capital, 456 Montgomery Street, 19th Floor, San Francisco, California 94104,
Attention: Dewey Chambers; and if to the Selling Shareholders listed on Schedule I-B shall be delivered, mailed or sent to Robert Voit, 41817 N Spy Glass Drive, Anthem, AZ 85086-1904.

                                       Very truly yours,

                                       COREL CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



      The Selling Shareholders named in Schedule I hereto, acting severally


                                       By:
                                          --------------------------------------
                                          Attorney-in Fact




                [Signature Page to Corel Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
CIBC World Markets Corp.
Canaccord Adams Inc.


Acting severally on behalf of themselves and the several Underwriters named in
     Schedule II hereto



By:  Morgan Stanley & Co. Incorporated




By:
    --------------------------------------
    Name:   Edward Liu
    Title:  Executive Director




                [Signature Page to Corel Underwriting Agreement]

                                                                      SCHEDULE I



                                                                 NUMBER OF FIRM SHARES TO    NUMBER OF OPTION SHARES
                                                                         BE SOLD                 THAT MAY BE SOLD
                                                                 ------------------------    -----------------------

NAME OF SELLING SHAREHOLDER

Corel Holdings, L.P...............................
Robert V. Voit....................................
Robert V. Voit GRAT...............................
Laura J. Voit.....................................
                                                                         ---------                     -------
         Total:............................................              1,500,000                     225,000
                                                                         =========                     =======

                                                                    SCHEDULE I-A




       SELLING SHAREHOLDER
       -------------------

Corel Holdings, L.P.




                                                                    SCHEDULE I-B



       SELLING SHAREHOLDER
       -------------------

Robert V. Voit
Robert V. Voit GRAT
Laura J. Voit

                                                                     SCHEDULE II



                                                     NUMBER OF FIRM SHARES TO BE
       UNDERWRITER                                        PURCHASED
       -----------                                   ---------------------------

Morgan Stanley & Co. Incorporated..........
J.P. Morgan Securities Inc. ...............
Deutsche Bank Securities Inc...............
Piper Jaffray & Co. .......................
CIBC World Markets Corp. ..................
Canaccord Adams Inc. ......................
                                                          ------------
         Total:............................
                                                          ============

                                                                    SCHEDULE III

                             TIME OF SALE PROSPECTUS




1.       Preliminary Prospectus issued April 7, 2006

2.       Final Term Sheet attached hereto as Exhibit B


                                                                    SCHEDULE 6-A


First Lien Credit Agreement, dated as of February 16, 2005, among the Borrowers, the lenders named therein and Credit Suisse First Boston Toronto Branch, as administrative agent, collateral agent, syndication agent and documentation agent.

Second Lien Credit Agreement, dated as of February 16, 2005, among the Borrowers, the lenders named therein and Credit Suisse First Boston Toronto Branch, as administrative agent, collateral agent, syndication agent and documentation agent.

Credit Agreement, dated as of June 29, 2005, among WinZip International LLC, as borrower, Cayman Ltd. Holdco, as guarantor, the lenders party thereto and Wells Fargo Foothill, Inc., as arranger and Administrative Agent.




                                                                    SCHEDULE 6-B

Credit Agreement among Corel Corporation, Corel US Holdings, LLC, the Lenders Party hereto, and Morgan Stanley Senior Funding Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding Inc., as Sole Bookrunner and Lead Arranger, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as Co-Lead Arrangers, Morgan Stanley Senior Funding Inc., as Syndication Agent and Documentation Agent.

                                                                       EXHIBIT A



                             FORM OF LOCK-UP LETTER